Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 6, 2020, by and among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051 (the “Company”), the Subsidiary Guarantors from time to time party hereto (together with the Company, the “Grantors” and each, individually, a “Grantor”) and U.S. Bank National Association, as notes collateral agent (in such capacity, the “Agent”), on behalf of itself and the Notes Secured Parties.

WITNESSETH:

WHEREAS, the Company has issued Notes pursuant to the terms of that certain Indenture, dated as of July 6, 2020 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) by and among the Company, the other Grantors party thereto from time to time, U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and the Agent; and

WHEREAS, the Grantors are entering into this Agreement in order to secure the Secured Obligations owing in respect of the Notes offered and sold under the Indenture.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

SECTION 1

Definitions

1.1    Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture or the Intercreditor Agreement, as applicable, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

1.2    Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Accessions” shall have the meaning given that term in the UCC.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall mean “accounts” as defined in the UCC, and also all accounts, accounts receivable, and rights to payment (whether or not earned by performance) for: (i) property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) services rendered or to be rendered; (iii) a policy of insurance issued or to be issued; (iv) a secondary obligation incurred or to be incurred; or (v) arising out of the use of a credit or charge card or information contained on or used with that card.

“Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.8 of this Agreement.

“Applicable Law” means as to any Person: (a) all statutes, rules, regulations, orders, or other requirements having the force of law and (b) all court orders and injunctions, and/or similar rulings, in each instance ((a) and (b)) of or by any Governmental Authority, or court, or tribunal which are applicable to such Person, or any property of such Person.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.1 of this Agreement.

“Certificated Security” shall have the meaning given that term in the UCC.

“Confirmer” shall have the meaning given that term in Section 5-102 of the UCC.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property of each Grantor, including, without limitation: (a) Accounts, (b) Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property and Pledged Stock, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) all books, records, and information relating to any of the foregoing and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (q) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (p)) or otherwise, (r) all liens, guaranties, rights, voting rights, remedies, and privileges pertaining to any of the foregoing ((a) through (q)), including the right of stoppage in transit, and (s) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains in the future any right, title or interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, the term “Collateral” and any component term used therein shall not include any Excluded Property.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Company” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Agent, which provides for Agent to have “control” (within the meaning of Section 9-104, 8-106 or 9-106 of the UCC, as applicable) of a Deposit Account or Securities Account, as applicable.

“Copyrights” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing, including the right to settle suits involving claims and demands for royalties owing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank.

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment” as defined in the UCC, and also all furniture, store fixtures, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantors’ business, and any and all Accessions or additions thereto, and substitutions therefor, provided that Equipment shall not include motor vehicles.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixture Filing” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary methods and processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; user, technical reference, and other manuals and materials; Patents; trade secret rights, Copyrights, mask work rights and interests, and derivative works and interests; Trademarks; all other general intangible property of any Grantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in Section 8.6 of this Agreement.

“Indenture” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all Goods which (a) are leased by a Person as lessor, (b) are held by a Person for sale or lease or to be furnished under a contract of service, (c) are furnished by a Person under a contract of service, or (d) consist of raw materials, work in process, or materials used or consumed in a business.

“Investment Property” shall have the meaning given that term in the UCC.

“IP Security Agreement” means a Patent, Trademark and Copyright Security Agreement in the form attached hereto as Annex 3 or such other form to which the Agent may reasonably agree.

“Issuer” shall have the meaning given that term in the UCC.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex 2 hereto or such other form as shall be approved by the Agent in its reasonable discretion.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets or condition, financial or otherwise, on the Grantors, taken as a whole, (b) the ability of the Grantors to perform their payment obligations under the Notes Documents or (c) the validity or enforceability of the Notes Documents or the material rights and remedies of the Trustee and/or the Agent thereunder.

“Notes Secured Parties” shall mean the Agent, the Trustee and the holders of Secured Obligations.

“Patents” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, reexaminations, divisionals, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Payment in Full” shall means (a) the payment in full in cash of the principal of and interest on each of the Notes and all fees and other Secured Obligations (other than contingent indemnification obligations for which no claim has been made), (b) a Legal Defeasance or Covenant Defeasance under Article 8 of the Indenture or (c) the satisfaction and discharge of the Indenture as set forth in Section 10 thereof. The term “Paid in Full” shall have a meaning correlative thereto.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Company.

“Pledged Stock” means, with respect to any Grantor, the shares of Capital Stock held by such Grantor, including Capital Stock described in Part A of Section II of the Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock as are hereafter acquired by such Grantor (other than Excluded Property).

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (ii) any and all Stock Rights and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Secured Obligations” shall mean all Obligations in respect of the Indenture and the Notes (including any Additional Notes issued pursuant to the terms of the Indenture) and/or any obligation under any other Notes Document.

“Securities Act” shall have the meaning assigned to such term in Section 6.1 of this Agreement.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Pledged Stock constituting Collateral, any right to receive any Pledged Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Pledged Stock.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Trademarks” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Applicable Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“Tangible Chattel Paper” shall have the meaning given that term in the UCC.

1.3    Rules of Interpretation. Unless the context otherwise requires,

(i)    a term has the meaning assigned to it;

(ii)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)    “or” is not exclusive;

(iv)    words in the singular include the plural, and in the plural include the singular;

(v)    all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed unless otherwise specified;

(vi)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)    “including” means “including without limitation”;

(viii)    provisions apply to successive events and transactions;

(ix)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(x)    any reference to any Applicable Law in this Agreement shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law; and

(xi) when the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day.

SECTION 2

Security Interest

2.1    Security Interest.

(a)    As security for the payment or performance, as the case may be, in full of the Secured Obligations when due, each Grantor hereby bargains, assigns, mortgages, pledges, hypothecates and transfers to the Agent, its successors and assigns, for the benefit of the Notes Secured Parties, and hereby grants to the Agent, its successors and assigns, for the benefit of the Notes Secured Parties, a Lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).

(b)    Without limiting the foregoing, each Grantor hereby designates the Agent as such Grantor’s true and lawful attorney, exercisable by the Agent whether or not an Event of Default exists, with full power of substitution, at the Agent’s option, to file one or more Financing Statements (including Fixture Filings), continuation statements, IP Security Agreements, or to sign other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Agent as secured party. The Agent acknowledges that the attachment of its Security Interest in any Commercial Tort Claim is subject to the Grantors’ compliance with Section 4.8 hereof.

(c)    Notwithstanding anything contained in this Agreement or in any other Notes Document, (x) the Grantors shall not be required to (i) take any action in any non-U.S. jurisdiction or any action required by the laws of any non-U.S. jurisdiction in order to create any security interests in Collateral subject to the jurisdiction of the laws of any non-U.S. jurisdiction or to perfect any security interests nor enter into any security agreements, pledge agreements or other Security Documents governed under the laws of any non-U.S. jurisdiction, (ii) seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or other third party consent letter or agreement, (iii) perfect any Lien with respect to Letter of Credit Rights, in each case of the foregoing clause (iii), except to the extent that a security interest therein can be perfected by filing a UCC financing statement or (iv) take any action with respect to any Excluded Property and (y) in no event shall the Security Interest or Lien granted under this Agreement extend to any Excluded Property

2.2    No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Agent or any other Notes Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Except during the existence of an Event of Default for which the Agent has provided notice in accordance with Section 6.1(c) hereof, the Grantors shall retain the right to vote any of the Investment Property constituting Collateral.

SECTION 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Agent and the other Notes Secured Parties on the Settlement Date that:

3.1    Title and Authority. Each Grantor has good and valid rights in, or title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for immaterial defects with respect to title. Each Grantor has full power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval which has been obtained or (ii) such consents or approvals the failure to obtain which would not be reasonably expected to have a Material Adverse Effect.

3.2    Perfection Certificate. As of the Settlement Date, the Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects.

3.3    Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) upon the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each relevant Grantor, the filing of IP Security Agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the delivery to the Agent of any stock certificate or promissory note, together with instruments of transfer executed in blank and the implementation of any deposit account control agreement or security account control agreement with respect to any deposit account or security account, a perfected security interest in all of the Collateral to the extent that a security interest therein may be perfected by the taking of such actions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Indenture and having priority over the Security Interest by operation of Applicable Law or by the terms of the Intercreditor Agreement.

3.4    Pledged Stock. As of the Settlement Date, (i) all Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the Issuer thereof and is fully paid and non-assessable and (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Part A of Section II of the Perfection Certificate as held by such Grantor.

SECTION 4

Covenants

From the Settlement Date, and thereafter until Payment in Full of the Secured Obligations:

4.1    Change of Name; Location of Collateral; Records; Place of Business.    Each Grantor agrees to furnish to the Agent within thirty (30) days’ (or such later date (no more than 105 days following such change) to which the Agent may agree) of the occurrence of any of the following events, written notice of (i) any change in its legal name, (ii) any change to its jurisdiction of organization or formation, (iii) any change to its type of organization, (iv) to the extent required in connection with the perfection of the Security interest in the relevant jurisdiction, any change in its Federal Taxpayer Identification Number or organizational number, if any. In connection with any change described in the preceding sentence, the Grantors will cooperate with the Agent and take all necessary action in making all filings under the UCC or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral with the same priority as immediately prior to such change to the extent required by this Agreement, the Indenture and/or the Security Documents.

4.2    Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens and Liens not restricted by the Indenture).

4.3    Further Assurances.

(a)    Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions the Agent may from time to time reasonably request in order to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements (including Fixture Filings) or other documents in connection herewith or therewith.

(b)    In the event that, after the Settlement Date, there is a change in any applicable law governing the preservation or perfection of the Security Interest in any type of Collateral with respect to which the Security Interest granted hereby is required to be perfected as of the date hereof, each Grantor agrees to take such commercially reasonable actions within any relevant time period required under such applicable law to ensure that the Agent continues to have a perfected Security Interest in such type of Collateral (including any Collateral of such type acquired after the date of such change in applicable law) after giving effect to such change in applicable law.

4.4    Permits. Each Grantor will at all times preserve and keep in full force and effect all rights, franchises, licenses and permits material to its business except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

4.5    Taxes.    Each Grantor will pay all Taxes with respect to the Collateral; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate negotiations or proceedings or (b) failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

4.6    Maintenance of Properties. Each Grantor will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of such Grantor except as where the failure to maintain such properties would not reasonably be expected to have a Material Adverse Effect.

4.7    Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, each Grantor will (a) maintain insurance with financially sound and reputable insurers on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it and (b) maintain such other insurance as may be required by law. Within 45 days after the Settlement Date (or such later date to which the Agent may reasonably agree) (i) fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (A) a lenders’ loss payable clause which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Grantors under the policies directly to the Agent and (B) a provision to the effect that none of the Grantors, the Agent, or any other party shall be a coinsurer, (ii) commercial general liability policies shall be endorsed to name the Agent as an additional insured and (iii) business interruption policies shall name the Agent as a lenders’ loss payee. To the extent available from the relevant insurer, within 45 days after the Settlement Date (or such later date to which the Agent may reasonably agree), each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed except upon not less than 30 days’ prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums).

4.8    Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim in excess of $2,500,000, such Grantor shall promptly notify the Agent in writing of the details thereof and the Grantors shall take such actions as the Agent shall reasonably request in order to grant to the Agent, for the ratable benefit of the Credit Parties, a perfected and first priority security interest therein and in the Proceeds thereof.

4.9    General Intangibles. Each Grantor shall apply for, and diligently pursue applications for, registration of its ownership of the General Intangibles constituting Collateral for which registration is appropriate, and which are material to its business, and will use such other reasonable measures as are appropriate to preserve its rights in its other General Intangibles constituting Collateral, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.10    Investment Property.

(a)    If any Grantor shall at any time following the Settlement Date hold or acquire any Certificated Securities (other than treasury stock of such Grantor), such Grantor shall promptly deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral; provided that, with respect to the interest of any Grantor in PlayJam Holdings Limited, this Section 4.10(a) shall only apply to the extent that such Grantor becomes aware that the value of its interest in PlayJam Holdings Limited is worth more than $2,500,000 and, in such case, such Grantors shall use commercially reasonable efforts to deliver any Certificated Securities of PlayJam Holdings Limited.

(b) The Company and each other Grantor agree that (i) any Capital Stock owned in a corporation which is required to be pledged to the Agent pursuant to the terms hereof shall, to the extent permitted by Applicable Law of the Issuer thereof, be represented by a certificate and shall be delivered to the Agent in accordance with Section 4.10(a) hereof and (ii) with respect to any partnership interest or limited liability company interest owned by any Grantor which is required to be pledged to the Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to allow such partnership interest or limited liability company interest (as applicable) to become a Security unless such Grantor certificates such Security and complies with the procedures set forth in Section 4.10(a) within the time period prescribed therein.

(c) The Company agrees to use commercially reasonable efforts to ensure the ABL Agent arranges for the delivery, as soon as reasonably practicable and when it is safe to do so in light of the COVID-19 pandemic, of any Certificated Securities, together with such instruments of transfer or assignment duly executed in blank, held in its possession on the Settlement Date as gratuitous bailee and non-fiduciary agent for the Agent pursuant to the terms of the Intercreditor Agreement.

(d)    So long as no Event of Default shall have occurred and be continuing and the relevant Grantor has not received the notice required by Section 6.1(c) hereof, each Grantor shall (i) have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities for all purposes; and the Agent shall execute and deliver or cause to be executed and delivered to such Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers which it is entitled to exercise pursuant hereto, and (ii) be entitled to receive and retain any dividends or other distributions on the Securities.

4.11    Electronic Chattel Paper and Transferable Records. If any Grantor at any time after the Settlement Date holds or acquires an interest in excess of $2,500,000 in any Electronic Chattel Paper or any “transferable record” as such term is defined in the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §7001, et. seq., or in Section 16 of the Uniform Electronic Transactions Act as in effect in any jurisdiction applicable to such Grantor, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be, of such transferable record. The Agent agrees with each Grantor that so long as no Event of Default has occurred and is continuing or would occur after taking into account the following, the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in Agent’s loss of control under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be, for such Grantor to make such necessary alterations to the Electronic Chattel Paper or transferable record as are permitted under the UCC, the Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as the case may be.

4.12    Tangible Chattel Paper, Notes and Other Instruments. If at any time on or following the Settlement Date any amount payable in excess of $2,500,000 to any Grantor under or in connection with any of the Collateral is evidenced by any Tangible Chattel Paper, promissory note or other Instrument, such Grantor shall promptly deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank.

4.13    Deposit Accounts and Securities Accounts. Each Grantor shall maintain at all times following the date hereof all of its Deposit Accounts and Securities Accounts (other than Excluded Accounts) with a depository bank or Securities Intermediary or any other financial institution that has entered into a Control Agreement; provided that (i) no Control Agreement shall be required for any Excluded Account, (ii) subject to the forgoing clause (i), Control Agreements required to be delivered under this Section 4.13 with respect to Deposit Accounts and Securities Accounts existing as of the date hereof shall be promptly delivered (but in any event no later than 180 days after the Effective Date (or such later date to which the ABL Administrative Agent may agree)) by such Grantor, (iii) Control Agreements required to be delivered under this Section 4.13 with respect to Deposit Accounts or Securities Accounts acquired or formed after the date hereof or Deposit Accounts or Securities Accounts, which cease to constitute Excluded Accounts after the date hereof shall be delivered within thirty (30) days of such acquisition, formation or cessation (or such later date to which the Agent may reasonably agree), (iv) no Control Agreement shall be required for any Deposit Account or Securities Account (1) to the extent the funds on deposit therein are swept on a daily basis into a Deposit Account or Securities Account that is subject to a Control Agreement or (2) so long as the ABL Collateral Agent is acting as gratuitous bailee and non-fiduciary agent for the Agent (for benefit of the Notes Secured Parties) pursuant to the terms of the Intercreditor Agreement; provided that, notwithstanding this clause (iv)(2), each applicable Grantor shall use its commercially reasonable efforts to have the Agent be a party to any such Control Agreement. The Agent agrees with each Grantor that the Agent shall not give notice to any depositary under any control, blocked account or similar agreement in respect of a Deposit Account or Securities Account unless an Event of Default has occurred and is continuing.

4.14    Assignment of Claims Act. If at any time after the Settlement Date any Accounts of any Grantor in excess of $2,500,000 arise from contracts with the United States of America or any department, agency or instrumentality thereof, such Grantor will promptly notify the Agent, and shall execute all assignments and take all steps reasonably requested by the Agent in order that all monies due and to become due thereunder will be assigned and paid to the Agent and notice thereof given to the federal authorities under the Assignment of Claims Act of 1940, 41 U.S.C. §15.

4.15    IP Security Agreements. In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, or acquires any such application or registration (or any exclusive license to any registered U.S. Copyright) by purchase or assignment, in each case, after the Settlement Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an IP Security Agreement becoming registered), it shall notify the Agent and, promptly execute and deliver to the Agent, at such Grantor’s sole cost and expense, an IP Security Agreement.

SECTION 5

Power of Attorney

5.1    Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Agent and the other Notes Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.1(b) of this Agreement and (b) upon the occurrence and during the continuance of an Event of Default (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Company or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Agent determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor; (xii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; and (xiii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any other Notes Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or any other Notes Secured Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

5.2    No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.1, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) in a court of competent jurisdiction which determination includes a specific finding that the subject act or omission to act had been grossly negligent, willful misconduct or in actual bad faith. The provisions of Section 5.1 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Notes Document with respect to the Collateral or any part thereof or impose any obligation on the Agent or any other Notes Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any other Notes Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Notes Document, by law or otherwise.

SECTION 6

Remedies

6.1    Remedies upon Default. Upon the occurrence of an Event of Default, it is agreed that the Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. The rights and remedies of the Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

(a)    With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)    With respect to any Collateral consisting of Accounts, the Agent may (i) demand, collect and receive any amounts relating thereto, as the Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Agent may reasonably deem appropriate; (iv) without limiting the Agent’s rights set forth in Section 5.1 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes.

(c)    With respect to any Collateral consisting of Investment Property, the Agent may (i), following one (1) Business Days’ written notice (provided, if such Event of Default is the type set forth in Section 6.01(i), (ii) (ix) or (x) of the Indenture, no advance written notice shall be required) to the applicable Grantor, exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.2 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Exchange Act of 1934 (as amended and in effect, the “Securities Act”) and/or the applicable regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Act or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) neither the Agent nor any other Credit Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(d)    With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Agent may conduct one or more going out of business sales, in the Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein (other than any proceeds thereof following Payment in Full of the Secured Obligations). Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(e)    With respect to any Collateral consisting of General Intangibles, the Agent may exercise all of the rights granted to the Agent under the IP Security Agreement.

(f)    With or without legal process and with or without prior notice or demand for performance, the Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent to the extent the Agent deems such exclusion reasonably necessary to preserve and protect the Collateral. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Agent be liable to any Grantor for use or occupancy by the Agent of any premises pursuant to this Section 6.1, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Agent’s exercise of the Agent’s Rights and Remedies (as defined herein) hereunder.

(g)    The Agent may require any Grantor to assemble the Collateral and make it available to the Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Agent and such Grantor.

(h)    Each Grantor agrees that the Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i)    Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Agent’s rights and remedies upon default. The Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j)    Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Agent.

(k)    At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6.1, the Agent or any other Notes Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent or such other Notes Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Agent or such other Notes Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l)    For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and all Secured Obligations shall have been Paid in Full.

(m)    As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)    To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

6.2    Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Secured Obligations pursuant to Section 6.10 of the Indenture, subject to the terms of the Intercreditor Agreement or any other applicable intercreditor agreement, the Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents, in the manner set forth in Section 6.10 of the Indenture.

6.3    Registration. If the Agent reasonably determines that it is necessary to sell any of the Pledged Stock at a public sale, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, such Grantor will, at any time and from time to time, upon the written request of the Agent, use its best efforts to take or to cause the Issuer of such Pledged Stock to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Stock. Without limiting any of its other indemnification obligations under this Agreement, each Grantor agrees to indemnify, defend and hold harmless the Agent, any underwriter and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Agent), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the Issuer of such Pledged Stock by the Agent, expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the Issuer of such Pledged Stock to qualify, file or register, any of the Pledged Stock under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Grantor will bear all costs and expenses of carrying out their obligations under this Section 6.3. Each Grantor acknowledges that there is no adequate remedy at law for failure by them to comply with the provisions of this Section 6.3 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 6.3 may be specifically enforced.

SECTION 7

Perfection of Security Interest

7.1    Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Agent, pursuant to the provisions of Sections 2.1 and 5.1, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Agent shall reasonably deem appropriate, and the Grantors shall pay the Agent’s reasonable costs and expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions. Each Grantor authorizes the Agent to use the collateral description “all personal property” or “all assets” or similar phrase in any such financing statement.

7.2    Savings Clause. Nothing contained in this Section 7 shall be construed to narrow the scope of the Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

SECTION 8

Miscellaneous

8.1    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture.

8.2    Grant of Non-Exclusive License. Without limiting the rights of the Agent under the IP Security Agreement, each Grantor hereby grants to the Agent a royalty free, nonexclusive, irrevocable license, which license shall be exercisable upon the existence and during the continuance of an Event of Default, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license being with respect to the Agent’s exercise of the Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory; provided, however, that such licenses to be granted under this Section 8.2 with respect to trademarks shall be subject to, with respect to the goods and/or services on which such trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such trademarks and are consistent with past practices.

8.3    Security Interest Absolute. All rights of the Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Secured

Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures, any other Notes Document, or any other agreement or instrument, (c) any pledge, exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guarantee or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, of the Indenture or of any other Notes Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.8(b) hereof, or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a termination of any Lien contemplated by Section 8.14 hereof or the occurrence of the Stated Maturity of the Notes).

8.4    Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Notes Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Agent and the other Notes Secured Parties and shall survive the execution and delivery of this Agreement and the other Notes Documents and the issuance of any Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Notes Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Notes are issued under the Indenture, and shall continue in full force and effect until Payment in Full of the Secured Obligations, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

8.5    Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns. This Agreement shall be binding upon each Grantor and the Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Agent and the other Notes Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

8.6    Agent’s Fees and Expenses; Indemnification.

(a)     Each Grantor shall pay (i) all reasonable and documented out-of pocket expenses incurred by the Agent (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole in connection with the Notes, the preparation, execution, delivery and administration of the Notes Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Notes Document and (ii) all reasonable and documented out-of-pocket expenses incurred by the Agent (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Notes Documents, including their respective rights under this Section, or in connection with the Notes issued under the Indenture. Except to the extent required to be paid on the Settlement Date, all amounts due under this paragraph (a) shall be payable by the Grantors within 30 days of receipt by the Grantors of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)    Each Grantor shall indemnify the Agent and each Related Party of the Agent (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Notes Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated by the Indenture and/or the enforcement of the Notes Documents and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company, any other Grantor or any of their respective affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Notes Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Agent acting in its capacity as the Agent) that does not involve any act or omission of the Company or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by any Grantor pursuant to this Section to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Company within 30 days (x) after receipt by the Company of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Company of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 8.6(b) shall not apply to taxes other than any taxes that represent losses, claims, damages or liabilities in respect of a non-tax claim.

(c)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

(d)    The provisions of this Section 8.6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby and by the Indenture, the occurrence of any event described in the definition of “Payment in Full”, or the termination of this Agreement, the Indenture or any provision hereof or thereof or the resignation or removal of the Agent.

8.7    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.8    Waivers; Amendment.

(a)    The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s

Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Notes Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture.

8.9    [Reserved].

8.10    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.11    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.12    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.13    Jurisdiction; Consent to Service of Process. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same. Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

8.14    Termination; Release of Collateral.

(a)    This Agreement shall continue until the Secured Obligations are Paid in Full, and the Liens granted hereunder shall automatically be released in the circumstances described in Section 12.03 of the Indenture.

(b)    In connection with any termination or release pursuant to paragraph (a) above, the Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Agent, such of the Collateral to be released (in the case of a release) or all of the Collateral (in the case of termination of this Agreement) as may be in possession of the Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be, and shall take such other actions as are reasonably necessary to effect the foregoing.

8.15    Intercreditor Agreements Govern.

(a)    Notwithstanding anything herein to the contrary, the Liens and Security Interests granted to the Agent for the benefit of the Notes Secured Parties pursuant to this Agreement, the obligations of the Notes Secured Parties pursuant hereto and the exercise of any right or remedy by the Agent with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement and/or any other applicable intercreditor agreement contemplated by the Indenture. In the event of any conflict between the provisions of the Intercreditor Agreement and/or any such other intercreditor agreement and this Agreement, the provisions of the Intercreditor Agreement or such other intercreditor agreement shall govern and control.

(b)    Notwithstanding anything herein to the contrary, for purposes of any determination relating to the ABL Priority Collateral as to which the Agent is granted discretion hereunder or under any other Security Document (including any determination with respect to any waiver or extension or any opportunity to request that is contemplated by any Notes Document), the Agent shall be deemed to have agreed and accepted any determination in respect thereof by the ABL Administrative Agent.

8.16    Additional Subsidiaries. Upon the execution and delivery by any Domestic Restricted Subsidiary of a Joinder Agreement, such Domestic Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if such Domestic Restricted Subsidiary was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

GAMESTOP CORP.

GAMESTOP, INC.

SUNRISE PUBLICATIONS, INC.

ELBO INC.

EB INTERNATIONAL HOLDINGS, INC.

GAMESTOP TEXAS LTD.

GS MOBILE, INC.

GEEKNET, INC.

MARKETING CONTROL SERVICES, INC.

SOCOM LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GME ENTERTAINMENT, LLC

By:	/s/ James A. Bell
Name:	James A. Bell
Title:	Manager

AGENT:	U.S. BANK NATIONAL ASSOCIATION, as Agent

	By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

Perfection Certificate

[see attached]

Annex 1 to

Pledge and Security Agreement

[FORM OF] PERFECTION CERTIFICATE

[                    ], 2020

In connection with that certain (i) Indenture dated as of [●], 2020 (the “Indenture”), by and among GameStop Corp. (“Issuer”), the Subsidiary Guarantors from time to time party thereto (together with Issuer, individually, a “Company”, and collectively, the “Companies”) and U.S. Bank National Association, as trustee and as collateral agent (in its capacity as collateral agent, the “Agent”) and (ii) Pledge and Security Agreement, dated as of [●], 2020, by and among, the Companies party thereto and the Agent (the “Security Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement (as applicable)), each Company hereby certifies as follows:

I.	Current Information

A.     Legal Name, Organization, Corporate Function, Jurisdiction of Organization and Organizational Identification Number. The full and exact legal name (as it appears in its certificate or articles of organization, limited liability membership agreement, or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization and the state organizational identification number, if any, and federal taxpayer identification number of each Company are as follows:

Name of Company	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number

B.     Chief Executive Office, Mailing Address and other Locations. The chief executive office address and the preferred mailing address and any other location in which each Company maintains any collateral or any books and records relating thereto of each Company are as follows:

Name of Company	Address of Chief Executive Office	Mailing Address (if different)	Location where Books and Records are Kept (if different)

C.     Changes in Names, Jurisdiction of Organization or Corporate Structure. Except as set forth below, no Company has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past four (4) months:

D.     Acquisitions of Equity Interests or Assets. Except as set forth below, no Company has acquired the controlling equity interests of another entity or substantially all the assets of another entity within the past four (4) months:

E.     Corporate Ownership and Organizational Structure. Attached as Exhibit A hereto is a true and correct organizational chart showing the ownership of GameStop and all of its Subsidiaries.

II.	Investment Related Property

A.     Securities. Set forth below is a list of all Equity Interests owned by the Companies, together with the type of organization which issued such Equity Interests (e.g. corporation, limited liability company, partnership or trust):

Issuer	Type of Organization	Percentage of Shares Owned	Owner

B.     Securities Accounts. Set forth below is a list of all Securities Accounts (as defined in the UCC) of each Company:

C.     Deposit Accounts. Set forth below is a list of all Deposit Accounts (other than Excluded Accounts) of each Company:

D.     Instruments. Set forth below is a list of all Instruments (as defined in the UCC) held by or payable to each Company:

III.	Intellectual Property

Set forth below is a list of each Company’s Copyrights, Patents and Trademarks registered with (or applied for in) the United States Patent and the Trademark Office and United States Copyright Office (excluding, for the avoidance of doubt, any copyright, patent or trademark that has expired or been abandoned).

IV.	Commercial Tort Claims

The Companies currently have the following commercial tort claims with an individual value of at least $2,500,000 (as reasonably determined by GameStop):

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned hereto has caused this Perfection Certificate to be executed as of the date above first written by its officer thereunto duly authorized.

GAMESTOP CORP,

GAMESTOP, INC.

SUNRISE PUBLICATIONS, INC.

ELBO INC.

EB INTERNATIONAL HOLDINGS, INC.

GAMESTOP TEXAS LTD.

GS MOBILE, INC.

GEEKNET, INC.

MARKETING CONTROL SERVICES, INC.

SOCOM LLC

By:
Name:	James A. Bell
Title:	Executive Vice President, Chief Financial Officer

GME ENTERTAINMENT, LLC

By:
Name:	James A. Bell
Title:	Manager

EXHIBIT A

Organizational Chart

[See attached]

Annex 2 to

Pledge and Security Agreement

Form of Joinder Agreement

[FORM OF] JOINDER AGREEMENT

A.    SUPPLEMENT NO. [●] dated as of [●] (this “Joinder Agreement”), to the Pledge and Security Agreement dated as of July 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051 (the “Company”), the Subsidiary Guarantors from time to time party thereto (together with the Issuer, the “Grantors” and each, individually, a “Grantor”) and U.S. Bank National Association, as collateral agent (in such capacity, the “Agent”), on behalf of itself and the Notes Secured Parties.

B.    Reference is made to the Indenture dated as of July 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among, the Company, the other Grantors from time to time party thereto, U.S. Bank National Association, as trustee, and the Agent.

C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement, as applicable.

D.    The applicable Grantors have entered into the Security Agreement in order to secure the Secured Obligations owing in respect of the Notes offered and sold under the Indenture. Section 8.16 of the Security Agreement [and Section [●] of the Indenture] provide that additional Domestic Restricted Subsidiaries of the Company may become Grantors under the Security Agreement by executing and delivering an instrument in the form of this Joinder Agreement. [The] [Each] undersigned Domestic Restricted Subsidiary ([each, a] [the] “New Subsidiary”) is executing this Joinder Agreement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement in order to secure the Secured Obligations.

Accordingly, the Agent and [the] [each] New Subsidiary agree as follows:

SECTION 1.    In accordance with Section 8.16 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary. Upon the effectiveness of this Joinder Agreement, each reference to a “Grantor” and “Subsidiary Guarantor” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.    [SECTION 3. [The] [Each] New Subsidiary represents and warrants to the Agent and the other Notes Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, or by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

1

SECTION 4.    This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Agent shall have received a counterpart of this Joinder Agreement that bears the signature of [the] [each] New Subsidiary and the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 5.    Attached hereto is a duly prepared, completed and executed Perfection Certificate, which includes information with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein with respect to itself is true and correct in all material respects as of the date hereof.

SECTION 6.    Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 7.    THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.    In case any one or more of the provisions contained in this Joinder Agreement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 9.    All communications and notices hereunder shall be in writing and given as provided in Section [●] of the Indenture.

SECTION 10.    [The] [Each] New Subsidiary agrees to reimburse the Agent for its expenses in connection with this Joinder Agreement, including the fees, other charges and disbursements of counsel in accordance with Section [●] of the Indenture.

SECTION 11.    This Joinder Agreement shall constitute a Notes Document, under and as defined in, the Indenture.

[Signature pages follow]

2

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

3

Annex 2 to

Pledge and Security Agreement

[SCHEDULE A

CERTAIN EXCEPTIONS]

4

Annex 3 to

Pledge and Security Agreement

[FORM OF]

PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

This Patent, Trademark and Copyright Security Agreement is entered into as of [●] [●], 20[●], (this “Agreement”), by [●] ([each, a][the] “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Agent”), on behalf of itself and the Notes Secured Parties.

Reference is made to that certain Pledge and Security Agreement dated as of July 6, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among GAMESTOP CORP., a corporation organized under the laws of the State of Delaware, the Subsidiary Guarantors from time to time party thereto and the Agent on behalf of itself and the Notes Secured Parties, the parties hereto agree as follows:

SECTION 1.    Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2.    Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, mortgage, transfer and grant to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Notes Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “IP Collateral”):

A.    all Trademarks, including the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B.    all Patents, including the Patent registrations and pending applications in the United States Patent and Trademark Office listed on Schedule II hereto;

C.    all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule III; and

D.    all proceeds of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3.    Security Agreement. The security interests granted to the Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[●]

By:
Name:	[●]
Title:	[●]

C-2

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

SCHEDULE I TO EXHIBIT C

SCHEDULE II

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

SCHEDULE III

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE